UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2004

RailAmerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20618	65-0328006

(Commission File Number)	(IRS Employer Identification No.)

5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(561) 994-6015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

     On January 25, 2004, RailAmerica, Inc. (the “Company”) completed its acquisition of the Bay City, Michigan—based Central Michigan Railway Company for $25.3 million in cash through its wholly-owned subsidiary, the Huron and Eastern Railway. The transaction was funded by utilizing cash on hand supplemented by funds from the Company’s $100 million revolving credit facility.

     The Central Michigan Railway (“CMGN”) operates 100 miles of rail line from Midland, Michigan, south to Durand, Michigan and generated revenues of approximately $11 million in 2003. CMGN provides rail freight service to the Saginaw, Michigan area, and interchanges traffic with Canadian National, CSXT, Lake State Railway, Tuscola & Saginaw Bay Railway, in addition to RailAmerica’s Huron & Eastern Railway and Saginaw Valley Railway. Major shippers on the CMGN include Dow Chemical and Consumers Energy. Commodities moved on the CMGN include chemicals, coal, agricultural commodities, sugar beets, fertilizer and cement. CMGN also has cross-dock, warehouse and transload facilities.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements to be furnished by amendment within 60 days of the date of this 8-K filing.

(c)	The following exhibit is being furnished herewith:

Exhibit No.	Description

2.5	Asset Purchase Agreement, dated November 25, 2003, among the Huron and Eastern Railway Company, Inc. and The Straits Corporation.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.

Date: February 9, 2004	By: /s/ Michael J. Howe

Name: Michael J. Howe Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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